PUTNAM LOGO


     We are forwarding to you a copy of the Prospectus/Proxy
Statement relating to the proposed reorganization between Putnam
Texas Tax Exempt Income Fund and Putnam Tax Exempt Income Fund, described therein.


Sincerely,


Putnam Mutual Funds Corp.